UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 5, 2004

                               Axeda Systems Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)



        Delaware                     000-26287                  23-2763854
        --------                     ---------                  ----------
(State or other jurisdiction      (Commission File)           (IRS Employer
    of incorporation)                    Number             Identification No.)

                 21 Oxford Road, Mansfield, Massachusetts   02048
                 ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (508) 337-9200
                                                   --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 5, 2004, Axeda Systems Inc. entered into definitive agreements with Laurus Master Fund, Ltd., or Laurus, pursuant to which we issued to Laurus a secured convertible term note, or the Note, in the principal amount of $4,500,000 convertible into shares of our common stock at a conversion price of $0.48 per share. Pursuant to these agreements, we also issued to Laurus a warrant, or the Warrant, to purchase up to 2,500,000 shares of our common stock at an exercise price of $0.53 per share with a term of five years.

     The principal documents involved in the transaction are a Securities Purchase Agreement, a Secured Convertible Term Note, a Common Stock Purchase Warrant, a Registration Rights Agreement, a Master Security Agreement, a Stock Pledge Agreement, a Subsidiary Guaranty and a Grant of Security Interest in Patents and Trademarks. All of the documents are dated as of October 5, 2004.

     The Note has a term of three years and accrues interest at the prime rate plus 2% per year (6.75% as of October 5, 2004). Interest on the principal amount is payable monthly, in arrears, beginning on November 1, 2004 and on the first day of each consecutive calendar month thereafter until the maturity date. Under the terms of the Note, the monthly interest payment and the monthly principal payment are payable either in cash at 102% of the respective monthly amortization amounts or, if certain criteria are met, in shares of our common stock. The minimum monthly principal repayment of $150,000 commences on May 1, 2005 and continues through the October 5, 2007 maturity date. The principal criteria for the monthly payments to be made in shares of our common stock include: the effectiveness of a current registration statement covering the shares of our common stock into which the principal and interest under the Note are convertible, a market price of our common stock greater than or equal to 110% of the conversion price and the amount of such conversion not exceeding 25% of the aggregate dollar trading volume of our common stock for the previous 10 trading days. We may prepay the Note at any time by paying 120% of the principal amount then outstanding, together with accrued but unpaid interest thereon, on or before October 5, 2006, or by paying 115% of the principal amount then outstanding, together with accrued but unpaid interest thereon, after October 5, 2006. Upon an event of default under the Note, Laurus may demand repayment at a rate of 120% of the outstanding principal and interest amount of the Note if it occurs on or before October 5, 2006 and at a rate of 115% of the outstanding principal and interest amount of the Note if it occurs after October 5, 2006. If the Note remains outstanding after an event of default that is not cured, the interest rate on the Note increases to 1.5% per month. Events of default under the Note include a failure to make payments under the Note when due, a material breach of the transaction documents by us, bankruptcy related events, a change of control transaction without prior approval and events of default under other agreements to which we are a party.

     On a month-by-month basis, if we register the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant on a registration statement declared effective by the Securities and Exchange Commission, the interest rate on the Note is subject to reduction by 1% for every 25% increase in the market price of our common stock above the conversion price of the Note, but in no event shall the interest rate be less than zero percent.

     Laurus also has the option to convert all or a portion of the Note into shares of our common stock at any time, subject to limitations described below, at a conversion price of $0.48 per share, subject to adjustment as described below. The Note is currently convertible into approximately 9,375,000 shares of our common stock, excluding the conversion of any accrued interest. The conversion price is adjustable on a weighted average basis upon certain future issuance of securities by us at a price less than the conversion price then in effect. Laurus may not convert the Note or exercise the Warrant for a number of shares that would cause all shares then held by Laurus to exceed 4.99% of our outstanding shares of common stock unless there has been an event of default or Laurus provides us with 75 days prior notice.

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
Laurus has also agreed that it will not convert the Note or exercise the Warrant for more than 6,491,440 shares of common stock at a weighted average exercise price of below $0.47 unless the issuance of the shares has been approved by our stockholders. Finally, Laurus agreed that it would not convert the Note and exercise the Warrant for more than 8,202,012 shares of common stock until our stockholders approved an increase in our authorized number of shares of common stock. We covenanted that we would promptly call a stockholders meeting to solicit approval of an increase in the number of shares of our common stock authorized for issuance and approval of the issuance of more than 6,491,440 shares of common stock at a price of less than $0.47 per share.

     The Note is secured by a blanket first priority lien on all of our assets and the assets of some of our U.S. subsidiaries and by a pledge of the stock of some of our U.S. subsidiaries. In conjunction with the transaction, we paid Laurus a fee of $162,000 and expenses of $39,500. All share numbers, stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events.

     We are obligated to file a registration statement on Form S-3 (or if Form S-3 is not available another appropriate form) registering the resale of shares of our common stock issuable upon conversion of the Note and exercise of the Warrant. If the registration statement is not timely filed, or declared effective within the timeframe described, if the registration is suspended other than as permitted in the Registration Rights Agreement, or if our common stock is not listed for three consecutive trading days, we are obligated to pay Laurus additional cash fees. The cash fees are 1.5% of the original principal amount of the Note for each 30 day period in which we fail to take these actions.

     We also granted Laurus a right of first refusal with respect to any future debt or equity financings by us which right is exercisable until October 3, 2005. Laurus must also consent to our issuance of any securities with a continuously variable/floating conversion feature prior to full repayment or conversion of the Note.

     To our knowledge, neither Laurus nor any of its affiliates maintains or has maintained in the past any affiliation with us or our officers, directors or affiliates.

     Revolution Partners acted as our placement agent in connection with this transaction. We agreed to pay Revolution Partners a fee for these services consisting of approximately $217,000 plus reimbursement of reasonable documented expenses of approximately $19,000 and warrants, or the RP Warrants, to purchase up to 50,000 shares of our common stock at an exercise price of $0.53 per share with a term of five years.

     On October 12, 2004, we issued a press release announcing the transaction with Laurus, a copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.


     The foregoing descriptions of our transaction with Laurus, the Note and the Warrant issued in the private placement are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     In connection with the transaction described in Item 1.01 above, on October 5, 2004, we canceled our revolving line of credit with Silicon Valley Bank. In connection with this cancellation, Silicon Valley Bank terminated its security interest in our assets, allowing us to grant the security interest to Laurus.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information provided or incorporated by reference in Item 1.01 is hereby incorporated by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On October 5, 2004, we issued the Note and the Warrant and became obligated to issue the RP Warrants described under Item 1.01 above, which description is hereby incorporated by reference. We issued these securities in reliance on
Section 4(2) of the Securities Act of 1933 as amended, or the Securities Act, and Regulation D thereunder as a transaction not involving any public offering. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to three entities and we restricted transfer of the securities in accordance with the requirements of the Securities Act. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the instruments issued in such transaction.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     Under the terms of the definitive agreements with Laurus that we entered into on October 5, 2004, we agreed to use the funds for general working capital and general corporate purposes. Furthermore, we agreed that so long as at least 25% of the principal amount of the Note remains outstanding, we would not, without Laurus' consent, declare or pay any dividends or redeem any of our equity securities. Therefore, Laurus must consent to future dividends on our common stock until less than 25% of the principal amount of the Note remains outstanding.

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

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

c.       Exhibits

Exhibit   Description
-------   -----------

4.1  Securities Purchase Agreement,  dated as of October 5, 2004, by and between
     Axeda Systems Inc. and Laurus Master Fund, Ltd.

4.2  Secured Convertible Term Note, dated as of October 5, 2004, issued by Axeda
     Systems Inc. to Laurus Master Fund, Ltd.

4.3  Common Stock Purchase Warrant, dated as of October 5, 2004, issued by Axeda
     Systems Inc. to Laurus Master Fund, Ltd.

4.4  Registration Rights Agreement,  dated as of October 5, 2004, by and between
     Axeda Systems Inc. and Laurus Master Fund, Ltd.

10.1 Master Security Agreement,  dated as of October 5, 2004, by and among Axeda
     Systems Inc., Axeda Systems Operating Company,  Inc., Liuco, Inc., Ravisent
     Operating Company Inc., Axeda IP, Inc. and Laurus Master Fund, Ltd.

10.2 Stock Pledge  Agreement,  dated as of October 5, 2004, by and between Axeda
     Systems Inc. and Laurus Master Fund, Ltd.

10.3 Subsidiary  Guaranty,  dated as of  October  5,  2004,  by and among  Axeda
     Systems Operating Company,  Inc., Liuco,  Inc.,  Ravisent Operating Company
     Inc. and Laurus Master Fund, Ltd.

10.4 Grant of Security  Interest in Patents and Trademarks,  dated as of October
     5, 2004,  by and among Axeda Systems  Inc.,  Axeda IP, Inc.,  Axeda Systems
     Operating Company, Inc. and Laurus Master Fund, Ltd.

99.1 Press Release, issued by Axeda Systems Inc., on October 12, 2004.



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


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   AXEDA SYSTEMS INC.
                                                       (Registrant)



Date:               October 12, 2004     By:   /s/ Thomas J. Fogarty
                                                   Thomas J. Fogarty
                                                   Chief Financial Officer and
                                                     Executive Vice President

                                  EXHIBIT INDEX



Exhibit   Description
-------   -----------

4.1  Securities Purchase Agreement,  dated as of October 5, 2004, by and between
     Axeda Systems Inc. and Laurus Master Fund, Ltd.

4.2  Secured Convertible Term Note, dated as of October 5, 2004, issued by Axeda
     Systems Inc. to Laurus Master Fund, Ltd.

4.3  Common Stock Purchase Warrant, dated as of October 5, 2004, issued by Axeda
     Systems Inc. to Laurus Master Fund, Ltd.

4.4  Registration Rights Agreement,  dated as of October 5, 2004, by and between
     Axeda Systems Inc. and Laurus Master Fund, Ltd.

10.1 Master Security Agreement,  dated as of October 5, 2004, by and among Axeda
     Systems Inc., Axeda Systems Operating Company,  Inc., Liuco, Inc., Ravisent
     Operating Company Inc., Axeda IP, Inc. and Laurus Master Fund, Ltd.

10.2 Stock Pledge  Agreement,  dated as of October 5, 2004, by and between Axeda
     Systems Inc. and Laurus Master Fund, Ltd.

10.3 Subsidiary  Guaranty,  dated as of  October  5,  2004,  by and among  Axeda
     Systems Operating Company,  Inc., Liuco,  Inc.,  Ravisent Operating Company
     Inc. and Laurus Master Fund, Ltd.

10.4 Grant of Security  Interest in Patents and Trademarks,  dated as of October
     5, 2004,  by and among Axeda Systems  Inc.,  Axeda IP, Inc.,  Axeda Systems
     Operating Company, Inc. and Laurus Master Fund, Ltd.

99.1 Press Release, issued by Axeda Systems Inc., on October 12, 2004.


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